Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES

FULL-YEAR 2021 FINANCIAL RESULTS AND FOURTH QUARTER 2021 EVOMELA® REVENUE

~ EVOMELA® (melphalan for injection) Fourth Quarter 2021

Revenue Continues Strong Upward Trend, exceeding guidance~

ROCKVILLE, MD. and BEIJING, China (March 28, 2022) CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products, today reported financial results for the year ended December 31, 2021, and provided an update on key highlights for 2022.

Wei-Wu He, Ph.D., CASI’s Chairman, and Chief Executive Officer, commented, “We are pleased to report $9.12 million in EVOMELA® revenues for the fourth quarter of 2021. We have achieved our goal for full-year 2021 revenue growth to reach 100% growth. Through the efforts of the global CASI team and our commercial group of more than 100 hematology sales and medical marketing specialists in China, we have built a strong foundation for our commercial franchise. We plan to continue building our commercial franchise throughout 2022 and beyond.”

Dr. He continued, “As we assemble a world-class pipeline of assets and drive existing development forward, we continue to execute on several key milestones across our broad portfolio. In 2021, our team prepared for the anticipated China NDA filing of the CD19 CAR-T program, which we currently expect to be in the second half of 2022. We anticipate that EVOMELA will continue to be the core of our commercial operations in the quarters ahead. During 2022, we also expect the start of the BI-1206 Phase I trial in China, receipt of CTA approval from NMPA for CB-5339, and the continued progression of the Phase I study of CID-103.”

Key Highlights for 2022

EVOMELA® (melphalan for injection)

Prior to EVOMELA’s entry into the Chinese market, an average of 800 stem cell transplants per year were conducted in the multiple myeloma treatment setting. Following EVOMELA’s launch in August 2019, CASI worked closely with key opinion leaders to drive market awareness and expedite EVOMELA adoption in the Chinese market. In 2021, EVOMELA was used in the treatment of nearly 6,000 patients in China. CASI continues to pursue a similar strategy with respect to marketing efforts and physician visits to further the adoption of stem cell transplantation as a standard of care in the multiple myeloma treatment setting and will continue working to address the persistent high unmet need in this patient population.

CNCT19 (CD19 CAR-T)

Our partner, Juventas Cell Therapy Ltd (Juventas), continues the development of CNCT19, an autologous CD19 CAR-T investigative product for which CASI has co-commercial and profit-sharing rights. CNCT19 is being developed as a potential treatment for patients with hematological malignancies which express CD19 including, B-cell acute lymphoblastic leukemia (B-ALL) and B-cell non-Hodgkin lymphoma (B-NHL). The Phase 2 B-ALL and B-NHL registration studies are both currently enrolling. In December 2020, CNCT19 received Breakthrough Therapy Designation based on initial data from the ongoing single-arm, open-label, non-randomized, dose-escalation, Phase 1 study designed to determine the safety and efficacy of CNCT19 in B-ALL. Earlier this year, the U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation (ODD) to Juventas, for CNCT19, for the treatment of patients with Acute Lymphoblastic Leukemia (ALL). Currently, there are no CD-19 CAR-T therapies marketed in China based on domestically developed CAR-T technology. CASI intends for CNCT19 to be locally developed and manufactured to be more affordable and widely accessible to patients.

BI-1206 (Anti-FcyRIIB antibody)

Along with our partner, BioInvent, we continue to progress the development and regulatory framework for BI-1206 in China. The National Medical Products Administration (NMPA) granted BI-1206 Clinical Trial Application (CTA) approval in December 2021. Ethics committee approval from a leading investigational site was granted in January 2022. BI-1206 is currently being investigated outside of China in two Phase 1/2 trials. One is evaluating the BI-1206 combination with rituximab for the treatment of non-Hodgkin lymphoma (NHL), which includes patients with follicular lymphoma (FL), mantle cell lymphoma (MCL), and marginal zone lymphoma (MZL) who have relapsed or are refractory to rituximab. A second Phase 1/2 trial is investigating BI-1206 in combination with anti-PD1 therapy Keytruda® (pembrolizumab) in solid tumors. Earlier this year, the U.S. FDA granted Orphan Drug Designation, for BI-1206, for the treatment of follicular lymphoma, the most common form of slow-growing non-Hodgkin lymphoma.

CB-5339 (VCP/p97 inhibitor)

CB-5339 CTA application for the multiple myeloma indication is in preparation after receiving an acceptance letter for the CB-5339 IND package from the China Center of Drug Evaluation. Cleave Therapeutics is responsible for the ex-China development of CB-5339, an oral second-generation, small molecule VCP/p97 inhibitor, and is evaluating the molecule in a Phase 1 clinical trial in patients with acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS).

CID-103 (Anti-CD38 Mab)

CID-103 is a fully human IgG1 anti-CD38 monoclonal antibody recognizing a unique epitope that has demonstrated encouraging preclinical efficacy and safety profile compared to other anti-CD38 monoclonal antibodies. CASI maintains exclusive global rights and is developing CID-103 for the treatment of patients with multiple myeloma. The Phase 1 dose escalation and expansion study of CID-103 in patients with previously treated relapsed or refractory multiple myeloma is ongoing in France and the UK.

Full-Year 2021 Financial Highlights

•	Revenues consist primarily of product sales of EVOMELA. Revenue was $30.0 million for the year ended December 31, 2021, compared to $15.0 million for the year ended December 31, 2020.

•	Costs of revenues were $12.6 million for the year ended December 31, 2021, compared to $9.5 million for the year ended December 31, 2020, which includes royalty payment of $5.9 million and $3.0 million for the same period. Costs of revenues excluding royalty were approximately $6.6 million and $6.6 million for the year ended December 31, 2021, and December 31, 2020 respectively. Costs of revenues, excluding royalty as a percentage of revenues, decreased significantly for the year ended December 31, 2021, compared to 2020; and, secondarily, such decrease in costs of revenues, excluding royalty as a percentage of revenues, resulted from a decrease in the unit cost of inventories of EVOMELA.

•	Research and development expenses for the year ended December 31, 2021, were $14.4 million, compared with $11.5 million for the year ended December 31, 2020.

•	General and administrative expenses for the year ended December 31, 2021, were $23.8 million, compared with $19.7 million for the year ended December 31, 2020.

•	Selling and marketing expenses for the year ended December 31, 2021, were $14.7 million, compared with $7.8 million for the year ended December 31, 2020. The increase in selling and marketing expenses primarily was due to the expansion of the sales team in China in 2021.

•	Net loss for the year ended December 31, 2021, was $35.8 million compared to $47.5 million for the year ended December 31, 2020, primarily due to the increase in revenues.

•	As of December 31, 2021, CASI had cash and cash equivalents of $38.7 million compared to $57.1 million as of December 31, 2020.

Further information regarding the Company, including its Annual Report on Form 10-K for the year ended December 31, 2021, can be found at www.casipharmaceuticals.com.

Conference Call

The conference call can be accessed by dialing 1-877-870-4263 (U.S.) or 1-412-317-0790 (international) and ask to be joined into the CASI Pharmaceuticals call to listen to the live conference call.

This call will be recorded and available for replay by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and enter 4990100 to access the replay.

About CASI Pharmaceuticals

CASI Pharmaceuticals, Inc. is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. The Company is focused on acquiring, developing, and commercializing products that augment its hematology oncology therapeutic focus as well as other areas of unmet medical need. The Company intends to execute its plan to become a leader by launching medicines in the Greater China market, leveraging the Company’s China-based regulatory and commercial competencies and its global drug development expertise. The Company’s operations in China are conducted through its wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd., located in Beijing, China. The Company has built a commercial team of more than 100 hematology and oncology sales and marketing specialists based in China. More information on CASI is available at www.casipharmaceuticals.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations, and goals. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market; the volatility in the market price of our common stock; the outbreak of the COVID-19 pandemic and its effects on global markets and supply chains; the risk of substantial dilution of existing stockholders in future stock issuances; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates, including with respect to BI-1206, CB-5339 and CID-103; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. Food and Drug Administration (FDA), National Medical Products Administration (NMPA), or other regulatory authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates, including with respect to our partnerships with Juventas and BioInvent; the risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the risks associated with our product candidates, and the risks associated with our other early-stage products under development; the risk that result in preclinical and clinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; our ability to design and implement a development plan for our ANDAs held by CASI Wuxi; the lack of success in the clinical development of any of our products; and our dependence on third parties; the risks related to our dependence on Juventas to conduct the clinical development of CNCT19 and to partner with us to co-market CNCT19; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); risks relating to interests of our largest stockholders and our Chairman and CEO that differ from our other stockholders; and risks related to the development of a new manufacturing facility by CASI Wuxi. Such factors, among others, could have a material adverse effect upon our business, results of operations, and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition, and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA® is proprietary to Acrotech Biopharma LLC and its affiliates.

COMPANY CONTACT: Rui Zhang CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Xuan Yang Solebury Trout 646.378.2975 xyang@soleburytrout.com

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(Financial Table Follows)

CASI Pharmaceuticals, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$38,704	$57,064
Investment in equity securities, at fair value	9,868	9,309
Accounts receivable, net of $0 allowance for doubtful accounts	9,803	4,645
Inventories	1,907	1,356
Prepaid expenses and other	1,688	1,651
Total current assets	61,970	74,025

Property, plant and equipment, net	12,712	2,062
Intangible assets, net	12,203	13,210
Long-term investments	40,128	29,442
Right of use assets	9,285	8,696
Other assets	2,178	299
Total assets	$138,476	$127,734

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,789	$3,260
Accrued and other current liabilities	8,481	3,424
Bank borrowings	—	826
Notes payable	—	466
Total current liabilities	13,270	7,976

Deferred income	2,828	2,351
Other liabilities	14,419	13,834
Total liabilities	30,517	24,161

Commitments and contingencies (Note 21)

Redeemable noncontrolling interest, at redemption value (Note 12)	23,457	22,033

Stockholders’ equity:
Preferred stock, $1.00 par value: 5,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock, $0.01 par value:
250,000,000 shares authorized at December 31, 2021 and December 31, 2020 139,877,032 shares and 124,023,374 shares issued at December 31, 2021 and December 31, 2020, respectively; 139,797,487 shares and 123,943,829 shares outstanding at December 31, 2021 and December 31, 2020, respectively	1,399	1,240
Additional paid-in capital	694,826	658,246
Treasury stock, at cost: 79,545 shares held at December 31, 2021 and December 31, 2020	(8,034)	(8,034)
Accumulated other comprehensive income	1,954	589
Accumulated deficit	(605,643)	(570,501)
Total stockholders’ equity	84,502	81,540
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$138,476	$127,734

CASI Pharmaceuticals, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Year Ended December 31
	2021	2020
Revenues:
Product sales	$30,020	$15,001
Lease income from a related party	148	140
Total revenues	30,168	15,141

Costs of revenues:
Cost of goods sold	6,616	6,553
Royalty fee	5,941	2,955
Total costs of revenues	12,557	9,508

Gross Profit	17,611	5,633

Operating expenses:
Research and development	14,422	11,470
General and administrative	23,766	19,661
Selling and marketing	14,705	7,815
Acquired in-process research and development	6,555	17,828
Gain on disposal of intangible assets	—	(1,152)
Impairment of intangible assets	—	1,537
Total operating expenses	59,448	57,159

Loss from operations	(41,837)	(51,526)

Non-operating income (expense):
Interest income, net	321	866
Other income	558	82
Foreign exchange gain (losses)	321	(1,255)
Change in fair value of investments	5,660	4,322
Impairment loss of long-term investments	(865)	—
Loss before income tax expense	(35,842)	(47,511)
Income tax expense	—	—
Net loss	(35,842)	(47,511)
Less: loss attributable to redeemable noncontrolling interest	(700)	(918)
Accretion to redeemable noncontrolling interest redemption value	1,512	1,694
Net loss attributable to CASI Pharmaceuticals, Inc.	$(36,654)	$(48,287)

Net loss per share (basic and diluted)	$(0.27)	$(0.44)
Weighted average number of common stock outstanding (basic and diluted)	136,105,539	110,452,288

Comprehensive loss:
Net loss	$(35,842)	$(47,511)
Foreign currency translation adjustment	1,977	3,904
Total comprehensive loss	$(33,865)	$(43,607)
Less: Comprehensive loss attributable to redeemable noncontrolling interest	(88)	(331)
Comprehensive loss attributable to common stockholders	$(33,777)	$(43,276)